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                                   EXHIBIT 21

                         Subsidiaries of the Registrant

As of March 2, 2000, the following is a list of the parent (Registrant) and its active subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Registrant or a subsidiary thereof. The subsidiaries are arranged alphabetically by state and then country of incorporation or organization.

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                                                           State or Country      Name
                                                           of Incorporation      of
        Name of Company                                    or Organization       Parent

===============================================================================================================
1.   PerkinElmer, Inc.                                     Massachusetts         N/A
2.   PerkinElmer Instruments, Inc.                         California            PKI
3.   PerkinElmer Instruments, Inc.                         Delaware              Holdings
4.   EG&G Japan, Inc.                                      Delaware              Holdings
5.   PerkinElmer Optoelectronics, Inc.                     Delaware              PKI Opto SC
6.   Lumen Technologies, Inc.                              Delaware              PKI
7.   PerkinElmer Optoelectronics NC, Inc.                  Delaware              Lumen
8.   PerkinElmer Optoelectronics SC, Inc.                  Delaware              Lumen
9.   PerkinElmer Instruments LLC                           Delaware              PKI
10.  Genomic Solutions Inc.                                Delaware              PKI (8%)
11.  Vivid Technologies, Inc.                              Delaware              PKI
12.  PerkinElmer Wallac Inc.                               Maryland              PKI
13.  EG&G Ventures, Inc.                                   Massachusetts         PKI
14.  PerkinElmer Holdings, Inc.                            Massachusetts         PKI (94%)1
15.  PerkinElmer Automotive Research, Inc.                 Texas                 Holdings
16.  Perkin-Elmer Argentina S.R.L                          Argentina             Holdings
17.  EG&G Vertriebs GmbH                                   Austria               BV
18.  EG&G Perkin Elmer Pty Limited                         Australia             Holdings
19.  PerkinElmer Belgium NV/SA                             Belgium               PKI (96.8%)2
20.  PerkinElmer do Brasil Ltda.                           Brazil                CV (94.6%)3
21.  PerkinElmer Canada Investments Inc.                   Canada                CV
22.  PerkinElmer Canada Inc.                               Canada                PKI
23.  Bragg Photonics, Inc.                                 Canada                PKI Canada Inc. (13%)
24.  PerkinElmer Instruments International Ltd.            Cayman Islands        CV
25.  PerkinElmer Philippines, Ltd.                         Cayman Islands        CV
26.  Perkin Elmer Chile Limitada                           Chile                 Holdings4
27.  PerkinElmer Shenzhen Industrial Ltd.                  China                 PKI Opto (Germany)
28.  Shanghai EG&G Reticon Optoelectronics Co. Ltd.        China                 PKI (50%)
29.  Perkin Elmer de Centro America S.A.                   Costa Rica            Holdings
30.  Perkin-Elmer S.R.O.                                   Czech Republic        BV
31.  PerkinElmer A/S                                       Denmark               Wallac Oy
32.  PerkinElmer Egypt                                     Egypt                 CV
33.  PerkinElmer Oy                                        Finland               BV
34.  Wallac Oy                                             Finland               PKI Oy (Finland)
35.  PerkinElmer S.A.S.                                    France                PKI Europe BV (Netherlands)
36.  Berthold France S.A.                                  France                PKI SAS (France)
37.  Societe Civile Immobiliere                            France                PKI SAS (80%)5
38.  PerkinElmer Instruments GmbH                          Germany               Holdings
39.  PerkinElmer Holding GmbH                              Germany               PKI
40.  Wallac Distribution GmbH                              Germany               PKI Instruments GmbH
41.  PerkinElmer Instruments International Ltd. & Co. KG   Germany               CV (100%)6
42.  Berthold GmbH & Co. KG                                Germany               PKI Instruments GmbH (58%)7,

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1  PerkinElmer Instruments, Inc., Delaware corporation, owns the remaining 6%.
2  PerkinElmer Instruments LLC owns the remaining 3.2%.
3 PerkinElmer Holdings, Inc. (5%), PerkinElmer Wallac Inc., Maryland corporation, owns a de minimus share.
4  PerkinElmer Instruments LLC owns a de minimus share.
5  Berthold France S.A. owns the remaining 20%.
6 PerkinElmer Instruments International, Cayman Islands corporation owns a de minimus share.
7 PerkinElmer Holding GmbH owns 2.3%, PerkinElmer Automotive Research, Inc. owns 39.7%.

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
43.  PerkinElmer Optoelectronics GmbH                      Germany               Berthold GmbH & Co
44.  PerkinElmer Limited                                   Hong Kong             CV (99%)8
45.  Perkin-Elmer Hungaria Kft                             Hungary               BV
46.  PT Perkinelmer Batam                                  Indonesia             Holdings
47.  EG&G Srl                                              Italy                 BV
48.  Perkin Elmer Italia SpA                               Italy                 EG&G Srl, Italy
49.  NOK EG&G Optoelectronics Corporation                  Japan                 PKI (49%)
50.  Seiko EG&G Co. Ltd.                                   Japan                 PKI (49%)
51.  WALLAC Berthold Japan Co., Ltd.                       Japan                 Wallac Oy (80%)
52.  Perkin-Elmer Japan Co., Ltd.                          Japan                 Holdings
53.  Perkin Elmer Yuhan Hoesa                              Korea                 BV
54.  Perkin Elmer Sdn. Bhd.                                Malaysia              CV
55.  Perkin Elmer de Mexico, S.A.                          Mexico                Holdings9
56.  PerkinElmer Europe B.V.                               Netherlands           BV
57.  Wellesley B.V.                                        Netherlands           CV
58.  PerkinElmer International, C.V.                       Netherlands           Holdings (99%)10
59.  PerkinElmer Norge AS                                  Norway                Wallac Oy
60.  EG&G Omni, Inc.                                       Philippines           Holdings
61.  Perkin-Elmer Instruments (Philippines) Corporation    Philippines           Holdings
62.  Perkin Elmer Polska Sp zo.o.                          Poland                BV
63.  Wellesley Portugal - Instumentos Cientificos, LDA     Portugal              BV (100%)11
64.  PerkinElmer Rus                                       Russia                PKI Oy
65.  PerkinElmer Singapore Pte Ltd.                        Singapore             CV
66.  EG&G Perkin-Elmer South Africa (Proprietary) Limited  South Africa          CV
67.  PerkinElmer Espana, S.L.                              Spain                 BV
68.  PerkinElmer Sverige AB                                Sweden                Wallac Oy
69.  PerkinElmer (Schweiz) AG                              Switzerland           BV
70.  Wallac Distribution AG                                Switzerland           Wallac Distribution GmbH (90%)
71.  EG&G Perkin-Elmer Corporation                         Taiwan                CV
72.  Perkin Elmer Limited                                  Thailand              CV
73.  Life Science Resources Limited                        United Kingdom        Holdings
74.  PerkinElmer UK Holdings Ltd.                          United Kingdom        BV
75.  PerkinElmer Ltd.                                      United Kingdom        PKI UK Holdings Ltd
76.  PerkinElmer Services Ltd.                             United Kingdom        PKI UK Holdings Ltd
77.  Q-Arc Ltd.                                            United Kingdom        PKI UK Holdings Ltd.
78.  PerkinElmer (UK) Ltd.                                 United Kingdom        PKI UK Holdings Ltd.
79.  Vivid Technologies UK Ltd.                            United Kingdom        Vivid Technologies, Inc.
80.  EG&G Exporters Ltd.                                   U.S. Virgin Islands   Holdings
81.  ILC Light Source Foreign Sales Corporation            U.S. Virgin Islands   PKI Opto NC
82.  Optical Radiation Foreign Sales Corporation           U.S. Virgin Islands   PKI Opto SC


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8  Wellesley BV owns a de minimus share.
9  PKI owns a de minimus share.
10 PKI owns the remaining 1%.
11 PerkinElmer International CV owns a de minimus share.


BV=Wellesley BV, CV=PerkinElmer International CV, Holdings=PerkinElmer Holdings, Inc., Lumen=Lumen Technologies, Inc., PKI=PerkinElmer, Inc., PKI Opto SC= PerkinElmer Optoelectronics SC, Inc., PKI Opto NC=PerkinElmer Optoelectronics NC, Inc.